UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2026, VisionWave Holdings, Inc. (the “Company” or “VisionWave”) entered into a definitive Exchange Agreement (the “Exchange Agreement”) with SaverOne 2014 Ltd., an Israeli company whose American Depositary Shares are listed on The Nasdaq Stock Market (“SaverOne”).

The Exchange Agreement replaces and supersedes the previously disclosed non-binding Letter of Intent dated December 31, 2025.

Transaction Overview

The Exchange Agreement provides for a three-stage equity exchange and strategic collaboration providing for VisionWave to acquire up to approximately 51% of SaverOne’s issued and outstanding ordinary shares on a fully diluted basis, subject to milestone achievement and applicable regulatory approvals.

In exchange, the Exchange Agreement provides SaverOne with the ability to acquire VisionWave common stock with an aggregate economic value of up to $7.0 million, subject to staged issuance, price-based adjustments, and compliance with Nasdaq listing rules.

The transaction establishes SaverOne as the core operating platform for VisionWave’s radio-frequency (RF) defense and security technologies, supported by a non-exclusive, worldwide license to certain VisionWave RF intellectual property for defense and security applications.

Staged Exchange Structure

●	Stage 1:

SaverOne issues VisionWave ordinary shares representing 19.99% of SaverOne’s outstanding share capital (fully diluted), in exchange for VisionWave common stock valued at approximately $2.74 million.

●	Stage 2:

Upon achievement of the first operational integration milestone, SaverOne issues VisionWave ordinary shares representing 19.99% of SaverOne’s outstanding share capital (fully diluted), in exchange for for VisionWave common stock valued at approximately $2.74 million.

●	Stage 3:

Upon achievement of a commercial or defense pilot milestone, SaverOne issues VisionWave ordinary shares representing 11.02% of SaverOne’s outstanding share capital (fully diluted) resulting in VisionWave owning approximately 51% of SaverOne in exchange for VisionWave common stock valued at approximately $1.51 million.

The number of VisionWave shares of common stock issued in each stage is determined based on a five-day VWAP immediately preceding the applicable closing.

Fairness Opinion and Valuation

In connection with its approval of the Exchange Agreement, VisionWave’s Board of Directors obtained an independent fairness opinion and valuation analysis from BDO Consulting Group, which concluded that the transaction is fair, from a financial point of view, to VisionWave and its stockholders.

The Board considered the fairness opinion, strategic rationale, market opportunity, and regulatory considerations in unanimously approving the transaction.

Additional Provisions

The Exchange Agreement also includes, among other things:

●	Board representation rights for VisionWave at SaverOne
●	Registration rights for resale of VisionWave shares of common stock
●	Use-of-proceeds covenants tied to RF platform development
●	Value-protection mechanisms subject to Nasdaq compliance
●	Mutual non-competition provisions within the defined field of use

The transaction remains subject to milestone certifications, regulatory approvals, and customary closing conditions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which will be filed as an exhibit to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On January 5, 2026, SaverOne issued a press release announcing the execution of a strategic letter of intent with VisionWave regarding the development of an RF-based defense platform. That announcement preceded the execution of the definitive Exchange Agreement described in Item 1.01 above.

Any statements made in connection with such prior disclosure are superseded by the definitive terms of the Exchange Agreement.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Exchange Agreement, dated January 26, 2026, by and between VisionWave Holdings, Inc. and SaverOne 2014 Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. VisionWave undertakes no obligation to update any forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Interim Chief Executive Officer and Executive Chairman